 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2026

Century Aluminum Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 696-3101
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On February 2, 2026, Century Aluminum of Kentucky General Partnership, a Kentucky general partnership (“CAKY”) and Justified DataPower LLC, a Delaware limited liability company (“Purchaser”), entered into an agreement of purchase and sale (the “Purchase and Sale Agreement”), pursuant to which, among other things, CAKY sold certain real property comprised of approximately 750 acres and commonly known as 1627 State Route 3543, Hawesville, KY 42348 (along with certain attendant personal property and rights associated therewith, collectively, the “Property”) to Purchaser (the “Transaction”). CAKY is a wholly-owned subsidiary of Century Aluminum Company (the “Company”). The total consideration payable by Purchaser to CAKY for the Property consists of (a) Two Hundred Million dollars ($200,000,000) in cash, and (b) a 6.8% non-dilutive minority equity interest (the “Data Center Minority Interest”) in Raylan Data Holdings LLC, a Delaware limited liability company and an affiliate of Purchaser (“Raylan Data”) which is intended to develop and own a high-performance computing/artificial intelligence data center on the Property.

The Data Center Minority Interest is subject to customary minority protections, and CAKY has the right to require Raylan Data to purchase the Data Center Minority Interest starting on the first anniversary of the data center’s commencement of operations on the Property (the “Operations Anniversary Date”). Neither CAKY nor its affiliates will participate in the financing, construction, management or operation of the data center and will not have any obligations to contribute capital to Raylan Data to maintain the Data Center Minority Interest.

The Purchase and Sale Agreement contains customary representations and warranties and covenants by each party. CAKY and Purchaser are obligated, subject to certain limitations, to indemnify the other under the Purchase and Sale Agreement for losses arising from certain breaches of the Purchase and Sale Agreement and for certain other liabilities, subject to applicable limitations set forth in the Purchase and Sale Agreement.

The above description of the Purchase and Sale Agreement is a summary only and is qualified in its entirety by the full and complete terms of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 2, 2026, CAKY completed the sale of the Property to the Purchaser pursuant to the terms of the Purchase and Sale Agreement. The information set forth under the subheading “Purchase and Sale Agreement” in Item 1.01 is incorporated by reference into this Item 2.01.

Item 7.01. Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement of Purchase and Sale, dated February 2, 2026, by and between the Century Aluminum of Kentucky General Partnership and Justified DataPower LLC

99.1	Press Release of the Company dated February 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: February 2, 2026	By:	/s/ Peter Trpkovski
	Name:	Peter Trpkovski
	Title:	Executive Vice President, Chief Financial Officer and Treasurer